Exhibit 99.1

PRELIMINARY PROXY CARD

DATED DECEMBER 8, 2016, SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS OF

AEP INDUSTRIES INC.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

[-], 2016

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement is available at https://materials.proxyvote.com/001031

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003030300000000 6 122816

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To adopt the Agreement and Plan of Merger, dated as of August 24, 2016, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 7, 2016 (as it may be amended from time to time) (the "merger agreement"), by and among Berry Plastics Group, Inc. ("Berry"), Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc. ("AEP"), pursuant to which AEP stockholders would be entitled to receive, at the holder's election, $110.00 in cash or 2.5011 shares of Berry common stock in exchange for each share of AEP common stock (the "base merger consideration"), subject to the proration mechanics in the merger agreement (the "base merger consideration proposal").	☐	☐	☐
2. To adopt the merger agreement, pursuant to which, in certain limited circumstances (as specified in the merger agreement), Berry may elect, in its sole discretion, to pay one hundred percent (100%) of the merger consideration in cash (the "alternative merger consideration"), subject to certain conditions (the "alternative merger consideration proposal").	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of AEP in connection with the mergers.	☐	☐	☐
4. To approve the adjournment of the special meeting of the stockholders of AEP to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve either the base merger consideration proposal or the alternative merger consideration proposal at the time of the special meeting.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof provided the board of directors does not know, at a reasonable time before the solicitation, that such matters are to be presented at the meeting.

If you are a participant in the 401(k) Savings Plan and do not submit voting instructions to the trustee of the 401(k) Savings Plan, those shares of AEP common stock will not be voted. To allow sufficient time for the trustee to vote your shares of AEP common stock, your proxy card must be received by [____], 2016.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

SPECIAL MEETING OF STOCKHOLDERS OF

AEP INDUSTRIES INC.

[-], 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM, EST, the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Important Notice Regarding the Availability of Proxy Materials: The Notice & Proxy Statement is available at https://materials.proxyvote.com/001031

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030003030300000000 6 122816

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR AGAINST ABSTAIN

1. To adopt the Agreement and Plan of Merger, dated as of August 24, 2016, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 7, 2016 (as it may be amended from time to time) (the "merger agreement"), by and among Berry Plastics Group, Inc. ("Berry"), Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc. ("AEP"), pursuant to which AEP stockholders would be entitled to receive, at the holder's election, $110.00 in cash or 2.5011 shares of Berry common stock in exchange for each share of AEP common stock (the "base merger consideration"), subject to the proration mechanics in the merger agreement (the "base merger consideration proposal"). ☐ ☐ ☐

FOR AGAINST ABSTAIN

2. To adopt the merger agreement, pursuant to which, in certain limited circumstances (as specified in the merger agreement), Berry may elect, in its sole discretion, to pay one hundred percent (100%) of the merger consideration in cash (the "alternative merger consideration"), subject to certain conditions (the "alternative merger consideration proposal"). ☐ ☐ ☐

FOR AGAINST ABSTAIN

3. To approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of AEP in connection with the mergers. ☐ ☐ ☐

FOR AGAINST ABSTAIN

4. To approve the adjournment of the special meeting of the stockholders of AEP to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve either the base merger consideration proposal or the alternative merger consideration proposal at the time of the special meeting. ☐ ☐ ☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof provided the board of directors does not know, at a reasonable time before the solicitation, that such matters are to be presented at the meeting.

If you are a participant in the 401(k) Savings Plan and do not submit voting instructions to the trustee of the 401(k) Savings Plan, those shares of AEP common stock will not be voted. To allow sufficient time for the trustee to vote your shares of AEP common stock, your proxy card must be received by [____], 2016.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

0AEP INDUSTRIES INC. Special Meeting of Stockholders [ ], 2016 [ , EST] [ ] This proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) John F. Hughes, Jr. and James B. Rafferty, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of AEP Industries Inc. (“AEP”) which the undersigned is entitled to vote at the special meeting of stockholders of AEP to be held on [ ], 2016 at [ , EST,] at Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, Montvale, New Jersey 07645 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED: (1) IF THE SHARES ARE SUBJECT TO THE AEP INDUSTRIES INC. 401(K) SAVINGS PLAN, THE SHARES WILL NOT BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND (2) IF THE SHARES ARE OTHERWISE OWNED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.1.1(Continued on reverse side.)14475